Exhibit 99.1

FOR IMMEDIATE RELEASE

          TALON INTERNATIONAL TO WITHDRAW FROM AMERICAN STOCK EXCHANGE;
                     PLANS TO LIST ON THE OTC BULLETIN BOARD

LOS ANGELES,  CALIF.  -- NOVEMBER 27, 2007 -- Talon  International,  Inc. (AMEX:
TLN), formerly Tag-It Pacific, Inc., a leading global supplier of zippers, apparel fasteners, trim and interlining products, announced it has notified the American Stock Exchange (the "AMEX") it intends to voluntarily remove its common stock from trading on the AMEX. The company is seeking to have the common stock trade on the Over the Counter Bulletin Board (OTCBB), as operated by the National Association of Security Dealers (NASD).

In May 2006,  Talon was  notified  by AMEX  that it was not in  compliance  with
Section 1003(a)(i) and Section 1003(a)(ii) of the AMEX Company Guide, specifying required minimum shareholders' equity of at least $4.0 million. Following the notice from AMEX, the company was afforded an extension of time to comply with the requirement until November 16, 2007. The company has informed AMEX that it did not meet the minimum listing requirements as of the expiration of this extension. As a result of its failure to meet these minimum listing requirements, the company's Board of Directors determined it would be in the best interest of the company to voluntarily withdraw the listing of its common stock from AMEX.

Talon will file with the Securities Exchange Commission an application on Form 25 to withdraw its AMEX listing. Pursuant to the rules of the Securities and Exchange Commission, which require that notice of intention to voluntarily withdraw from an exchange be given to the exchange at least 10 days before the filing of the Form 25, this application may not be submitted to the SEC before December 7, 2007, and will not be effective until 10 days after filing.

The company anticipates its shares will be eligible for trading on the OTCBB following the AMEX de-listing; however, no assurance can be made in this regard, as trading on the OTCBB depends upon the willingness of one or more brokers to make a market in the company's common stock. The company will continue to file reports with the Securities Exchange Commission as required by the Securities Exchange Act of 1934.

Talon will announce the new trading symbols for OTCBB trading as soon as it has secured appropriate brokers to make a market in the company's stock and a trading symbol has been assigned.

ABOUT OTC BULLETIN BOARD

The OTC Bulletin Board (OTCBB) is a regulated quotation system that displays real-time quotes, last-sale prices, and volume information in over-the-counter
(OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts (ADRs), and Direct Participation Programs
(DPPs). For more information please visit: HTTP://WWW.OTCBB.COM.

ABOUT TALON INTERNATIONAL, INC.

Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers. Talon manufactures and distributes zippers and other fasteners under its Talon(R) brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waist-bands under its trademark


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names,   Talon,   Tag-It  and  TekFit,  to  more  than  60  apparel  brands  and manufacturers including Levi Strauss & Co., Juicy Couture, Ralph Lauren, Victoria's Secret, Target Stores, Wal-Mart, and Express. The company has offices and facilities in the United States, Hong Kong, China, India and the Dominican Republic and is expanding into Eastern Europe, Indonesia and Vietnam.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the company's industry, competition and capital requirements, and the potential for growth in zipper sales. Factors which could cause actual results to differ materially from these forward-looking statements include our ability to manage an international expansion, the level of acceptance of the company's products by retailers and consumers, pricing pressures and other competitive factors and the unanticipated loss of major customers. These and other risks are more fully described in the company's filings with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

COMPANY CONTACT
Talon International, Inc.
Rayna Long
Tel (818) 444-4128
rlong@talonzippers.com

INVESTOR RELATIONS
Scott Liolios or Scott Kitcher
Liolios Group, Inc.
Tel (949) 574-3860


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